EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into Registration Statement No. 333-107253 and No. 33-80408 on Form S-8 of AptarGroup, Inc., our report dated June 20, 2005, appearing in this Annual Report on Form 11-K of the AptarGroup, Inc. Profit Sharing and Savings Plan for the year ended December 31, 2004.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Oak Brook, Illinois
June 27, 2005

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-80408 and 333-107253) of AptarGroup, Inc. of our report dated June 24, 2004, relating to the financial statements of AptarGroup, Inc. Profit Sharing and Savings Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Chicago, IL
June 27, 2005